Exhibit 10.2

Esousa Holdings, LLC

This letter agreement, dated and effective as of May 14, 2024 under which Esousa Holdings, LLC., a New York LLC, hereby commits to purchase $100 million of Mullen Automotive Inc.'s equity and equitylinked securities (the "Commitment Amount") over the next thirteen months. This Commitment Amount is subject to the company having a sufficient number of authorized shares available and reserved for such financing, being listed on a national stock exchange and in compliance with all conditions to maintain such listing. In connection with the acceptance of such commitment, Mullen shall irrevocably and unconditionally commit to issue and register shares of its common stock, and/or prepaid penny warrants, if necessary, in its next registration statement, such that when such registration statement is declared effective shall have a value of 4% of the Commitment Amount. Mullen represents that it has received all necessary corporate approvals to enter into this agreement, and that such agreement does not violate any existing financial or other restriction.

This Letter Agreement shall be governed by New York law.

By:

Esousa Holdings, LLC
Managing Member

By:

David Michery
Mullen Automotive, Inc.
Chairman and CEO